For Immediate Release

January 11, 2001

For more information: Steven J. Goldstein                 Terry Earley
                      Chief Financial Officer             Investor Relations
                      Centura Banks, Inc.                 Centura Banks, Inc.
                      (252) 454-8356                      (252) 454-4453
                      sgoldstein@centura.com              tearley@centura.com


CENTURA BANKS, INC. REPORTS FOURTH-QUARTER EARNINGS OF $0.90
PER DILUTED SHARE; DECLARES FIRST QUARTER DIVIDEND

ROCKY MOUNT, N.C., January 11, 2001 - Centura Banks, Inc. (NYSE: CBC) today announced fourth-quarter earnings of $35.8 million, or $0.90 per diluted share, representing a 5.9 percent increase from the previous quarter. Centura's fourth-quarter performance produced an annualized return on average assets of
1.25 percent and an annualized return on average shareholders' equity of 15.37 percent. This compares with 1.20 percent and 15.00 percent, respectively, for the previous quarter. All prior-period financial data has been restated for the acquisition of Triangle Bancorp Inc., which was completed February 18, 2000.

For the year ended December 31, Centura's net income totaled $134.6 million, or $3.37 per diluted share, excluding $50.7 million of pre-tax merger related and other significant charges associated with the acquisition of Triangle Bancorp. This compares with net income for the same period a year ago of $135.9 million, or $3.37 per diluted share, excluding $8.4 million of pre-tax merger related charges associated with the first-quarter 1999 acquisition of First Coastal Bankshares.

Centura also declared a dividend of $0.34 per share for the first quarter of 2001, payable March 15, 2001, to shareholders of record February 23, 2001.

"Despite a difficult operating environment for most banks, Centura was able to steadily improve results over the past two quarters," said Cecil W. Sewell, chief executive officer. "This performance produced consistent, high-quality earnings that were in line with our expectations.

"Our net interest margin was stronger than anticipated at 4.14 percent, compared with 4.06 percent in the third quarter," said Sewell. "This improvement was due to a number of factors. First, the dramatic drop in interest rates during the quarter helped lower our short-term borrowing costs. Second, we experienced a full quarter's effect from the repositioning of our investment portfolio, which was completed late in the third quarter.

Third, we purchased fewer Centura shares under the buyback program announced last September due to the price performance of our stock during the quarter."

Centura's stock achieved a total return in excess of 27.0 percent for the quarter, compared with a 14.5 percent return posted by the S&P Small Cap Regional Bank Index. The original repurchase program was for up to 1.5 million shares of common stock, and Centura will continue to repurchase shares on an opportunistic basis.

"We also are becoming increasingly efficient at funding loan growth, which also helps strengthen our net interest margin," Sewell said. "Late in the quarter, Centura, through an affiliate, completed the securitization and sale of approximately $190 million in loans. Excluding the effect of this transaction, period-end loans would have increased at an annualized rate of 9.0 percent compared with the previous quarter."

Addressing asset quality, Sewell said: "In light of the economic environment and the general trend of increasing nonperforming assets, we continue to monitor our loan portfolio very closely. We believe our reserve for loan losses is strong and adequate in light of the quality of our loan portfolio."

Centura's reserves for loan losses increased slightly to 1.36 percent of total loans, largely as a result of the timing of the loan securitization and sale discussed above. During the first quarter, Centura anticipates that internal loan growth will return the reserve for loan losses to its normal level of 1.35 percent of outstanding loans.

Fourth-quarter noninterest income increased 7.7 percent from the previous quarter. Fourth-quarter noninterest expense increased over the previous quarter, largely due to the Wachovia branch purchases completed at the end of the third quarter and some technology and marketing initiatives that began during the period. Centura's effective tax rate declined from the previous quarter due to certain non-recurring merger related items.

"As we approach the first anniversary of our merger with Triangle, we continue to achieve good results retaining their most valuable households," Sewell continued. "To date, we have retained 94 percent of these households. We continue to focus on retaining and expanding the relationships with our most valuable customers as this represents the best long-term strategy for building customer loyalty and thereby helping to insure the long-term success of Centura.

"Looking forward for 2001, Centura is anticipating full-year diluted earnings-per-share growth in the 8 percent to 10 percent range, which is consistent with the range of $3.56 to $3.81 provided by First Call," Sewell said. "We expect first-quarter EPS to track somewhat below those of the fourth quarter, due to seasonal factors, especially in core deposits, which in past years have produced first-quarter results that were below those of the previous fourth quarter. However, also as in past years, we expect year-to-year earnings growth to result from increased momentum in subsequent quarters."

About Centura
Centura Banks Inc., an $11 billion-asset financial services company based in North Carolina, provides a complete line of banking, investment, insurance, leasing and asset management services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial solutions is provided through more than 240 full-service financial offices and Centura Highway, the bank's multifaceted customer access system that includes telephone banking, an extensive ATM network, PC banking, online bill payment and the bank's suite of Internet products and services. Additional information may be found on Centura's Website at www.centura.com.

Safe Harbor
Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements about Centura, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Such statements reflect current views, but are based on assumptions and are subject to risks, uncertainties and other factors that may cause results to differ materially from those set forth in such statements. Those factors include, but are not limited to, the following: (i) expected cost savings from completed mergers may not be fully realized or costs or difficulties related to the integration of the businesses of Centura and merged institutions may be greater than expected; (ii) customer and deposit attrition, or revenue loss, following completed mergers may be greater than expected; (iii) competitive pressure in the banking industry may increase significantly; (iv) changes in the interest rate environment may reduce margins; (v) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration and the possible impairment of collectibility of loans;
(vi) the impact of changes in monetary and fiscal policies, laws, rules and regulations; (vii) the impact of the Gramm-Leach-Bliley Act of 1999; (viii) changes in business conditions and inflation; and (ix) other risks and factors identified in Centura's filings with the Securities and Exchange Commission and other regulatory bodies.


FINANCIAL HIGHLIGHTS
CENTURA BANKS, INC. AND SUBSIDIARIES


                                          Three Months Ended December 31,                        Year Ended December 31,
                                 -------------------------------------------------   -----------------------------------------------
(Dollars in thousands,
except per share data)               2000               1999          Change              2000               1999           Change
------------------------------------------------------------------------------------------------------------------------------------

EARNINGS
     Interest income             $  233,499      $    211,362        10.5 %        $     894,193      $    809,156          10.5 %
     Interest expense               125,980           104,320        20.8                474,115           390,431          21.4
     -------------------------------------------------------------------------------------------------------------------------------
     Net interest income            107,519           107,042         0.4                420,078           418,725           0.3
     Provision for loan losses        6,960             8,894       (21.7)                31,815            40,828         (22.1)
     Noninterest income              43,332            38,010        14.0                145,720           170,897         (14.7)
     Noninterest expense             90,799            82,956         9.5                379,132           352,323           7.6
     Income taxes                    17,298            17,653        (2.0)                56,096            66,134         (15.2)
     -------------------------------------------------------------------------------------------------------------------------------
     Net income                  $   35,794      $     35,549         0.7 %        $      98,755      $    130,337         (24.2)%
     ===============================================================================================================================
     Net interest income,
       taxable equivalent        $  109,963      $    110,297        (0.3)%        $     430,031      $    431,063          (0.2)%
     ===============================================================================================================================


PER COMMON SHARE
     Earnings per share-basic    $     0.91      $       0.90         1.1 %        $        2.49      $       3.28         (24.1)%
     Earnings per share-diluted        0.90              0.89         1.1                   2.47              3.23         (23.5)
     Cash dividends paid (B)           0.34              0.32         6.3                   1.34              1.25           7.2
     Book value per share             24.26             21.77        11.4                  24.26             21.77          11.4
     Closing market price            48.250            44.125         9.3                 48.250            44.125           9.3

SELECTED FINANCIAL DATA (A)
     Earnings per share-diluted  $     0.90      $       0.89         1.1 %        $        3.37      $       3.37             - %
     Return on average assets          1.25              1.25           - bp                1.19              1.23          (4)bp
     Return on average equity         15.37             16.37        (100)                 15.13             15.73         (60)

FINANCIAL RATIOS
     Return on average assets          1.25 %            1.25 %         - bp                0.88 %            1.18 %       (30)bp
     Return on average equity         15.37             16.37        (100)                 11.10             15.09        (399)
     Average equity to
       average assets                  8.12              7.66          46                   7.89              7.83           6

AVERAGE BALANCES
     Assets                      $11,405,683     $ 11,244,033         1.4 %        $  11,272,434      $ 11,038,612           2.1 %
     Earning assets, net          10,466,489       10,311,262         1.5             10,340,324        10,124,896           2.1
     Loans, gross                  7,713,182        7,363,250         4.8              7,606,163         7,258,979           4.8
     Investment securities, net    2,655,105        2,820,815        (5.9)             2,621,377         2,719,065          (3.6)
     Noninterest-bearing deposits  1,094,410        1,163,180        (5.9)             1,112,189         1,146,657          (3.0)
     Core deposits                 6,927,871        7,004,558        (1.1)             6,885,748         6,919,115          (0.5)
     Total deposits                7,655,687        7,864,788        (2.7)             7,660,133         7,747,688          (1.1)
     Interest-bearing liabilities  9,225,498        9,066,703         1.8              9,142,960         8,875,062           3.0
     Shareholders' equity            926,344          861,593         7.5                889,624           863,961           3.0

PERIOD END BALANCES
     Assets                      $11,482,009     $ 11,386,682         0.8 %        $  11,482,009      $ 11,386,682           0.8 %
     Earning assets, net          10,456,178       10,438,823         0.2             10,456,178        10,438,823           0.2
     Loans, gross                  7,671,691        7,442,238         3.1              7,671,691         7,442,238           3.1
     Investment securities, net    2,705,105        2,842,088        (4.8)             2,705,105         2,842,088          (4.8)
     Noninterest-bearing deposits  1,131,121        1,136,119        (0.4)             1,131,121         1,136,119          (0.4)
     Core deposits                 7,002,703        7,018,863        (0.2)             7,002,703         7,018,863          (0.2)
     Total deposits                7,707,140        7,897,052        (2.4)             7,707,140         7,897,052          (2.4)
     Shareholders' equity            956,425          859,735        11.2                956,425           859,735          11.2


====================================================================================================================================
bp-  Change is measured as difference in basis points.
(A)  Calculation  excludes  $50.7  million of pre-tax  merger-related  and other significant charges incurred for the year-ended December 31, 2000. Included in these  charges are $22.1  million in losses  related to sales of certain investment  securities incurred as a result of restructuring the investment portfolio  acquired  with the Triangle  merger,  of which $15.1 million and
     $7.1  million were  incurred  during the first  quarter and second  quarter
     2000,  respectively.  Year-to-date  1999  excludes  $8.4 million of pre-tax merger-related items, all of which were incurred during the first quarter.

(B) Presented on a historical basis.

All prior period financial data has been restated for the February 18, 2000 merger with Triangle which was accounted for as a pooling-of-interests.


OTHER FINANCIAL DATA
CENTURA BANKS, INC. AND SUBSIDIARIES

                                            Three Months Ended December 31,                      Year Ended December 31,
                                       -----------------------------------------      ---------------------------------------------
(Dollars in thousands)                       2000            1999         Change             2000             1999          Change
-----------------------------------------------------------------------------------------------------------------------------------
SHARES OUTSTANDING

     Average basic                       39,545,861      39,544,376           - %         39,706,276      39,729,900          (0.1)%
     Average diluted                     39,843,694      40,055,215        (0.5)          39,985,966      40,368,276          (0.9)
     Outstanding at period end           39,427,056      39,496,410        (0.2)          39,427,056      39,496,410          (0.2)

COMPOSITION RATIOS (A)
     Earning assets to total assets           91.77 %         91.70 %         7 bp             91.73 %         91.72 %         1 bp
     Loans to earning assets                  73.69           71.41         228                73.56           71.69           187
     Interest-bearing liabilities
       to earning assets                      88.14           87.93          21                88.42           87.66            76
     Loans to total deposits                 100.75           93.62         713                99.30           93.69           561
     Noninterest-bearing deposits
       to total deposits                      14.30           14.79         (49)               14.52           14.80           (28)

ALLOWANCE FOR LOAN LOSSES (AFLL)
     Beginning balance                 $    104,036  $       93,701        11.0 %   $         95,500  $       91,894           3.9 %
     AFLL related to loans
       transferred or sold                     (368)              -       -                     (368)           (556)        (33.8)
     Provision for loan losses                6,960           8,894       (21.7)              31,815          40,828         (22.1)
     Allowance of acquired
       financial institutions                    -               -             -                    -             605        (100.0)
     Charge-offs                             (7,179)         (8,302)      (13.5)             (28,161)        (41,044)        (31.4)
     Recoveries                                 826           1,207       (31.6)               5,489           3,773          45.5
     -------------------------------------------------------------------------------------------------------------------------------
        Net charge-offs                      (6,353)         (7,095)      (10.5)             (22,672)        (37,271)        (39.2)
     -------------------------------------------------------------------------------------------------------------------------------
     Ending balance                    $    104,275  $       95,500         9.2 %   $        104,275  $       95,500           9.2 %
     ===============================================================================================================================

     Net charge-offs to average loans          0.33 %          0.38 %        (5)bp              0.30 %          0.51 %       (21)bp

COMPOSITION OF RISK ASSETS
     Nonperforming loans (C)                                                        $         48,475  $       29,415          64.8 %
     Foreclosed property                                                                       5,897           6,421          (8.2)
     -------------------------------------------------------------------------------------------------------------------------------
     Nonperforming assets                                                           $         54,372  $       35,836          51.7 %
     ===============================================================================================================================
   Loans 90+ days past due, still accruing                                          $         12,338  $       14,366         (14.1)%

ASSET QUALITY RATIOS (B) (C)
     Nonperforming assets to:
        Loans and foreclosed property                                                           0.71 %          0.48 %        23 bp
        Total assets                                                                            0.47            0.31          16
     Nonperforming loans to total loans                                                         0.63            0.40          23
     Allowance for loan losses to total loans                                                   1.36            1.28           8
     Allowance for loan losses to nonperforming loans                                           2.15 x          3.25 x      (110)


====================================================================================================================================
bp-  Change is measured as difference in basis points.
(A) Balance sheet amounts used in  calculations  are based on average  balances.
(B) Balance sheet amounts used in calculations are based on period end balances.
(C)  Excludes  $6.0  million  of  nonperforming  loans  classified  as held  for accelerated disposition at December 31, 2000.

All prior period financial data has been restated for the February 18, 2000 merger with Triangle which was accounted for as a pooling-of-interests.


OTHER FINANCIAL DATA, continued
CENTURA BANKS, INC. AND SUBSIDIARIES

                                             Three Months Ended December 31,                        Year Ended December 31,
                                      --------------------------------------------      --------------------------------------------
                                                                 As a Percent of                                    As a Percent of
                                                                 Average Assets (A)                                Average Assets(A)
                                                                  --------------                                     ---------------
(Dollars in thousands)                2000      1999     Change    2000    1999         2000      1999     Change     2000    1999
------------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME

Service charges on deposit accounts $ 15,712 $  16,586    (5.3)%    0.55 % 0.59 %   $  62,783 $  63,761     (1.5)%    0.56 %  0.58 %
Credit card and related fees           2,269     2,335    (2.8)     0.08   0.08         8,993     9,008     (0.2)     0.08    0.08
Insurance and brokerage commissions    5,286     6,004   (12.0)     0.18   0.21        24,162    24,868     (2.8)     0.21    0.23
Other service charges, commissions
  and fees                             3,532     3,174    11.3      0.12   0.11        13,776    13,056      5.5      0.12    0.12
Fees for trust services                1,947     2,572   (24.3)     0.07   0.09        10,005    10,340     (3.2)     0.09    0.09
Mortgage income                        6,785     3,608    88.1      0.24   0.13        33,945    25,304     34.1      0.30    0.23
Negative goodwill amortization           334       334       -      0.01   0.01         1,337     1,337        -      0.01    0.01
Operating lease income, net              497       679   (26.8)     0.02   0.02         2,399     6,163    (61.1)     0.02    0.06
Other noninterest income               6,956     2,695   158.1      0.24   0.10        25,179    17,660     42.6      0.23    0.15
------------------------------------------------------------------------------------------------------------------------------------
Noninterest income, excluding
  securities transactions             43,318    37,987    14.0      1.51   1.34       182,579   171,497      6.5      1.62    1.55
Securities gains (losses), net            14        23   (39.1)        -      -       (14,721)     (600)    NM       (0.13)      -
Securities gains (losses), net-
  merger related                           -         -       -         -      -       (22,138)        -     -        (0.20)      -
------------------------------------------------------------------------------------------------------------------------------------

Total noninterest income            $ 43,332 $  38,010    14.0 %    1.51 % 1.34 %   $ 145,720 $ 170,897    (14.7)%    1.29 %  1.55 %
====================================================================================================================================

NONINTEREST EXPENSE
Salaries and overtime               $ 36,775 $  34,389     6.9 %    1.28 % 1.21 %   $ 144,145 $ 140,427      2.6 %    1.28 %  1.27 %
Fringe benefits and other
  personnel costs                      9,736     7,166    35.9      0.34   0.25        34,858    30,937     12.7      0.31    0.28
Occupancy                              5,632     6,134    (8.2)     0.20   0.22        23,975    24,688     (2.9)     0.21    0.22
Equipment                              6,603     6,212     6.3      0.23   0.22        24,887    27,303     (8.8)     0.22    0.25
Foreclosed real estate losses
  and related operating expen843         843       359   134.8      0.03   0.01         2,358     1,697     39.0      0.02    0.02
Marketing                              2,068       564   266.7      0.07   0.02         7,478     7,827     (4.5)     0.07    0.07
Fees for outsourced services           5,244     4,543    15.4      0.18   0.16        19,026    17,009     11.9      0.17    0.15
Professional and legal fees            4,081     3,614    12.9      0.14   0.13        14,284    14,544     (1.8)     0.13    0.13
Other administrative                   3,004     3,042    (1.2)     0.10   0.11        11,967    11,880      0.7      0.11    0.11
FDIC insurance                           522       175   198.3      0.02   0.01         1,313     1,593    (17.6)     0.01    0.01
Deposit intangible and
  goodwill amortization                3,735     3,414     9.4      0.13   0.12        13,843    13,601      1.8      0.12    0.12
Office supplies, postage
  and telephone                        6,263     5,835     7.3      0.22   0.21        24,718    24,328      1.6      0.22    0.22
Other operating                        6,293     7,509   (16.2)     0.23   0.26        27,764    29,631     (6.3)     0.24    0.28
------------------------------------------------------------------------------------------------------------------------------------
Total NIE before merger-related
  and other significant charges       90,799    82,956     9.5      3.17   2.93       350,616   345,465      1.5      3.11    3.13
Merger-related expenses and
  other significant charges                -         -       -         -      -        28,516     6,858    315.8      0.25    0.06
------------------------------------------------------------------------------------------------------------------------------------
Total noninterest expense           $ 90,799 $  82,956     9.5 %    3.17 % 2.93 %   $ 379,132 $ 352,323      7.6 %    3.36 %  3.19 %
====================================================================================================================================

OTHER PERFORMANCE RATIOS
Pretax operating profit margin (B)(D)  36.23 %   38.07 %  (184)bp                       36.04 %   36.08 %     (4)bp
Efficiency ratio (C)(D)                59.23     55.94     329                          58.64     57.39      125
Net interest income analysis-
  taxable equivalent:
   Selected average yields/rates:
      Loans                             9.45 %    8.82 %    63 bp                        9.34 %    8.75 %     59 bp
      Taxable securities                7.28      6.50      78                           6.88      6.36       52
      Tax-exempt securities             9.13      8.18      95                           8.47      7.86       61
      Short-term investments            6.91      6.55      36                           5.84      5.92       (8)
      Mortgage loans held-for-sale      9.52      8.56      96                           9.55      8.01      154
------------------------------------------------------------------------------------------------------------------------------------
      Interest-earning assets           8.90      8.18      72                           8.70      8.10       60
------------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits   5.03      4.19      84                           4.75      4.07       68
      Borrowed funds                    6.12      5.24      88                           6.11      4.95      116
      Long-term debt                    6.60      6.07      53                           6.52      5.98       54
------------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing
            liabilities                 5.40      4.54      86                           5.19      4.40       79
----------------------------------------------------------------------------------------------------------------------------------
      Interest rate spread              3.50      3.64     (14)                          3.51      3.70      (19)
      Net interest margin               4.14      4.20      (6)                          4.14      4.25      (11)


====================================================================================================================================
bp- Change is measured as difference in basis points.
(A) Data presented is annualized.
(B) Sum of income before taxes plus the taxable equivalent adjustment divided by the sum of taxable equivalent net interest income plus noninterest income.
(C) Noninterest  expense  divided by the sum of taxable  equivalent net interest income plus noninterest  income.
(D) Calculation  excludes  merger-related  and
    other significant charges.

All prior period financial data has been restated for the February 18, 2000 merger with Triangle which was accounted for as a pooling-of-interests.




QUARTERLY FINANCIAL TRENDS
CENTURA BANKS, INC. AND SUBSIDIARIES

                                                                      2000                                        1999    4th Qtr 00
Dollars in thousands,                    Fourth             Third            Second            First           Fourth         vs.
  (except per share data)                Quarter            Quarter          Quarter           Quarter         Quarter    3rd Qtr 00
------------------------------------------------------------------------------------------------------------------------------------

FINANCIAL SUMMARY (A)
     Assets                          $ 11,405,683      $  11,261,701    $  11,087,991     $  11,333,016     $  11,244,033      1.3 %
     Earning assets, net               10,466,489         10,323,647       10,161,950        10,408,008        10,311,262      1.4
     Loans, gross                       7,713,182          7,631,191        7,604,252         7,481,313         7,363,250      1.1
     Investment securities, net         2,655,105          2,599,384        2,456,812         2,774,077         2,820,815      2.1
     Total deposits                     7,655,687          7,584,598        7,581,910         7,819,217         7,864,788      0.9
     Interest-bearing liabilities       9,225,498          9,114,564        8,974,603         9,256,578         9,066,703      1.2
     Shareholders' equity                 926,344            902,196          869,319           860,095           861,593      2.7
     Total market capitalization
       (period end)                     1,902,355          1,527,838        1,353,339         1,817,042         1,742,779     24.5
     Net income                            35,794             34,003           20,923             8,035            35,549      5.3
     Full-time equivalents                  3,379              3,443            3,450             3,450             3,634     (1.9)
PROFITABILITY/PERFORMANCE SUMMARY(A)
     Pretax operating profit margin(B)      36.23 %            37.10 %          31.80 %           38.92 %           38.07 %  (87)bp
     Efficiency ratio(B)                    59.23              58.16            60.07             57.12             55.94    107
     Net interest margin                     4.14               4.06             4.10              4.07              4.20      8
     Return on average assets                1.25               1.20             0.76              0.29              1.25      5
     Return on average equity               15.37              15.00             9.68              3.76             16.37     37
     Average equity to average assets        8.12               8.01             7.84              7.59              7.66     11

PER SHARE SUMMARY
     Earnings per share - basic      $       0.91      $        0.85    $        0.53     $        0.20     $        0.90      7.1 %
     Earnings per share - diluted            0.90               0.85             0.52              0.20              0.89      5.9
     Cash dividends paid (E)                 0.34               0.34             0.34              0.32              0.32        -
     Book value per share                   24.26              23.05            22.09             21.72             21.77      5.2
     Closing market price                  48.250             38.313           33.953            45.813            44.125     25.9

KEY INTANGIBLE ASSETS (C)
     Goodwill                        $    139,928      $     143,520    $     125,606     $     131,514     $     134,851     (2.5)%
     Mortgage servicing rights              6,517              6,037           31,797            35,076            35,916      8.0

ASSET QUALITY SUMMARY(C) (D)
     Nonperforming assets            $     54,372      $      54,631    $      45,929     $      37,161     $      35,836     (0.5)%
     Allowance for loan losses            104,275            104,036          103,271            97,450            95,500      0.2
     Nonperforming assets to
       total assets                          0.47 %             0.48 %           0.41 %            0.33 %            0.31 %   (1)bp
     Allowance for loan losses to
       total loans                           1.36               1.35             1.35              1.29              1.28      1
     Net charge-offs to average loans        0.33               0.32             0.32              0.22              0.38      1


====================================================================================================================================

bp- Change is measured as difference in basis points.
(A) Balance sheet amounts are based on average  balances unless otherwise noted.
(B) Calculation  excludes  merger-related  and other  significant  charges.  (C)
Balance sheet amounts are based on period end balances unless  otherwise  noted.
(D) Excludes $6.0 million of nonperforming loans classified as held for accelerated disposition at December 31, 2000.
(E) Presented on a historical basis.

All prior period financial data has been restated for the February 18, 2000 merger with Triangle which was accounted for as a pooling-of- interests.
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